UNITED STATES
SECURITIES AND EXCHANGE COMMISION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2010

AMERICAN GOLDFIELDS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49996	71-0867612
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3481 E Sunset Road, Suite 100
Las Vegas, NV 89120
(Address of principal executive offices)

1-702-315-0468
(Registrant’s telephone number, including area code)

5836 South Pecos Road
Las Vegas, Nevada, USA 89120
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02 Election of Directors

On February 1, 2010 Dr. Ronald W. Sheets was appointed director of the Company effective immediately, to serve at the discretion of the Board of Directors, until his successor is duly appointed and qualified.

Dr. Sheets is an exploration geologist with more than twenty-five years of domestic and international experience in base and precious metals exploration.  Dr. Sheets has an extensive background both in field and management positions, and has worked for such companies as Helio Resources Corp. from October 2008 until February 2009 as a Technical manager and May 2007 to October 2008 as a Country Manager; Axmin Ltd., from March 2006 to April 2007 as the Manager of Regional Exploration; Applied Geology CC from May 2004 to March 2006 as a Consulting Geologist; and Boynton Platinum, and Harmony Gold as a Consulting Geologist.  For most of the past decade, Dr. Sheets has acted as a geological consultant to various mining exploration companies throughout Africa, specifically in Tanzania, Central African Republic, and South Africa.  As of February 2009 Dr. Sheets relocated back to the United States and has been further developing his database and 3D geological modeling skills.  Dr. Sheets has also lectured at Rhodes University (South Africa) and the University of Alberta, and has published various research papers. Dr. Sheets earned a B.Sc. in Geology (Grand Valley State University), a M.Sc. in Geology & Mineralogy (Ohio State University), and a Ph.D. in Geological Sciences (Virginia Tech).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Goldfields Inc.
(Registrant)

By: /s/ Richard Kern
Richard Kern, President and Director

Date:  February 1, 2010